Exhibit 99.1

PTAB Issues Final Decision In Last of Seven Instituted IPRs Against Finjan Patents
Finjan’s Patent Portfolio Remains Intact

EAST PALO ALTO, CA – 04/13/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. ("Finjan") announced that on April 11, 2017, the Patent Trial and Appeal Board (“PTAB”) for the United States Patent & Trademark Office (“USPTO”) issued a final written decision on instituted Inter Partes Reviews (“IPRs”) filed by Palo Alto Networks, Inc. (IPR2016-00159) and joined by Blue Coat Systems, LLC, (IPR2016-01174). The consolidated proceedings related to challenges to certain claims of Finjan’s U.S. Patent 8,677,494 (the “‘494 Patent”).

Conclusively identical to its previous final decision on a petition filed by Symantec (IPR2015-01892), also related to the ‘494 Patent, the PTAB determined that only three method claims (i.e., 1, 2, and 6) were unpatentable while nine system claims (i.e., 3-5, and 10-15) were not unpatentable. Substantively, to date, only 1 independent method claim has been invalidated through the IPR process. This most recent decision is the last of seven instituted IPR proceedings against Finjan’s patents.

“This final decision by the PTAB represents an important milestone and metric of the durability and value of Finjan’s cybersecurity patents,” stated Julie Mar-Spinola, CIPO of Finjan Holdings, Inc. “Finjan’s patents have overcome 46 original IPR petitions, totaling more than 70 administrative challenges. Of the seven instituted IPR proceedings and more than a dozen ex parte proceedings the portfolio remains remarkably unchanged. We believe this is a direct testament to the quality of Finjan’s patented inventions and the focus on the merits that we maintain in vigorously defending these patents today.”

Summary of IPRs Instituted

Patent and Case Number	Petitioner	Decision
U.S. Patent No. 8,141,154 IPR-2015-01979	PANW joined by Symantec	Not unpatentable (no changes)
U.S. Patent No. 8,141,154 IPR2016-00151	PANW joined by Symantec	Not unpatentable (no changes)
U.S. Patent No. 8,677,494 IPR2015-01892	Symantec joined by Blue Coat	Mixed (3 method claims unpatentable, 1 independent claim)
US Patent No. 7,647,633 IPR2015-01974	PANW joined by Blue Coat	Not unpatentable (no changes)
US Patent No. 8,225,408 IPR2015-02001	PANW joined by Blue Coat	Not unpatentable (no changes)
US Patent No. 8,225,408 IPR2016-00157	Consolidated with IPR2015-02001	Not unpatentable (no changes)
US Patent No. 8,677,494 IPR2016-00159	PANW joined by Blue Coat	Identical outcome to IPR2015-01892

Finjan has pending district court actions or appeals against Palo Alto Networks, Inc., Symantec Corporation, Blue Coat Systems, LLC., FireEye, Inc., ESET and its affiliates, and Cisco Systems, Inc., relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan \ Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com